FICO Announces Earnings of $0.78 for Second Quarter Fiscal 2017

Revenue of $228 million vs. $207 million in prior year

SAN JOSE, Calif., April 27, 2017 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its second fiscal quarter ended March 31, 2017.

Second Quarter Fiscal 2017 GAAP Results

Net income for the quarter totaled $25.1 million, or $0.78 per share, versus $23.1 million, or $0.72 per share, reported in the prior year period. The current quarter earnings include a reduction to income tax expense of $3.6 million or $0.11 per share, associated with the adoption of FASB Accounting Standards Update No. 2016-09 ("ASU 2016-09").

Net cash provided by operating activities for the quarter was $66.4 million versus $41.7 million in the prior year period.

Second Quarter Fiscal 2017 Non-GAAP Results

Non-GAAP Net Income for the quarter was $34.0 million vs. $35.1 million in the prior year period. Non-GAAP EPS for the quarter was $1.05 vs. $1.09 in the prior year period. Free cash flow for the quarter was $60.5 million vs. $37.6 million in the prior year period. Free cash flow for both periods reflects the impact of ASU 2016-09. These Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP measures in the financial tables at the end of this release.

Second Quarter Fiscal 2017 GAAP Revenue

The company reported revenues of $228.4 million for the quarter as compared to $206.7 million reported in the prior year period.

"We had another strong quarter across all lines of our business," said Will Lansing, chief executive officer. "We are increasingly confident in our ability to drive growth and execute against our strategy."

Revenues for the second quarter of fiscal 2017 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $134.3 million in the second quarter, compared with $121.9 million in the prior year quarter, an increase of 10%. This was due to increased license sales in Fraud Management Solutions, increased transactional volumes in Customer Communications Services and Originations Solutions.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $65.4 million in the second quarter, compared to $61.1 million in the prior year quarter, an increase of 7%. B2B revenue increased 2% and B2C revenue increased 16% from the prior year quarter.
  Decision Management Software revenues, which include FICO® Blaze Advisor®, FICO® Xpress Optimization and related professional services, were $28.6 million in the second quarter compared to $23.6 million in the prior year quarter, an increase of 21%, due primarily to increased license revenues of Blaze Advisor, and increased services revenues from Decision Optimizer.

Outlook

The company is updating its previously provided guidance for fiscal 2017 as a result of the impact of ASU 2016-09 on the current quarter to approximately:

	Previous Fiscal 2017 Guidance	Quarter 2, 2017 Impact of ASU 2016-09	New Fiscal 2017 Guidance
Revenue	$925 million	-	$925 million
GAAP Net Income	$126 million	$4 million	$130 million
GAAP Earnings Per Share	$3.92	$0.11	$4.03
Non-GAAP Net Income	$158 million	-	$158 million
Non-GAAP Earnings Per Share	$4.92	-	$4.92

Fiscal 2017 guidance has been updated for the impact from ASU 2016-09 recorded in the current quarter. As a result of the adoption of ASU 2016-09 on October 1, 2016, we no longer record excess tax benefits as an increase to additional paid-in capital, but record such excess tax benefits on a prospective basis as a reduction of income tax expense, which amounted to $3.6 million for the quarter ended March 31, 2017.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2017 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.fico.com/investors. A replay of the webcast will be available through April 27, 2018.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 170 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO and Blaze Advisor are registered trademarks of Fair Isaac Corporation in the U.S. and other countries.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2016 and Form 10-Q for the quarter ended March 31, 2017. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	September 30,
	2017	2016
ASSETS:
Current assets:
Cash and cash equivalents	$ 115,848	$ 75,926
Accounts receivable, net	141,394	167,786
Prepaid expenses and other current assets	51,987	23,926
Total current assets	309,229	267,638

Marketable securities and investments	23,144	21,936
Property and equipment, net	42,728	45,122
Goodwill and intangible assets, net	818,731	832,034
Other assets	53,236	53,946
	$ 1,247,068	$ 1,220,676

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 44,219	$ 50,732
Accrued compensation and employee benefits	48,154	71,216
Deferred revenue	64,906	47,129
Current maturities on debt	107,000	77,000
Total current liabilities	264,279	246,077

Long-term debt	518,720	493,624
Other liabilities	36,968	34,147
Total liabilities	819,967	773,848

Stockholders' equity	427,101	446,828
	$ 1,247,068	$ 1,220,676

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Revenues:
Transactional and maintenance	$ 161,249	$ 150,743	$ 314,909	$ 297,815
Professional services	41,284	39,342	84,827	73,494
License	25,845	16,593	48,242	35,445
Total revenues	228,378	206,678	447,978	406,754

Operating expenses:
Cost of revenues	72,131	62,298	142,128	124,491
Research & development	26,663	24,848	52,805	49,479
Selling, general and administrative	86,231	77,501	171,445	156,339
Amortization of intangible assets	3,312	3,507	6,632	7,087
Total operating expenses	188,337	168,154	373,010	337,396
Operating income	40,041	38,524	74,968	69,358
Other expense, net	(6,905)	(6,380)	(13,177)	(13,438)
Income before income taxes	33,136	32,144	61,791	55,920
Provision for income taxes	8,052	9,028	(1,194)	13,563
Net income	$ 25,084	$ 23,116	$ 62,985	$ 42,357

Basic earnings per share:	$ 0.81	$ 0.74	$ 2.03	$ 1.36
Diluted earnings per share:	$ 0.78	$ 0.72	$ 1.94	$ 1.31

Shares used in computing earnings per share:
Basic	31,017	31,268	31,003	31,226
Diluted	32,260	32,262	32,398	32,349

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$ 62,985	$ 42,357
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	18,236	15,168
Share-based compensation	29,231	28,300
Changes in operating assets and liabilities	(11,990)	(5,813)
Other, net	935	12,322
Net cash provided by operating activities (1)	99,397	92,334

Cash flows from investing activities:
Purchases of property and equipment	(9,604)	(7,807)
Net cash used in investing activities	(9,604)	(7,807)

Cash flows from financing activities:
Proceeds from revolving line of credit	79,000	44,000
Payments on revolving line of credit	(24,000)	(41,000)
Proceeds from issuances of common stock	9,114	6,757
Taxes paid related to net share settlement of equity awards	(36,914)	(25,881)
Repurchases of common stock	(74,647)	(68,390)
Other, net	(1,238)	(1,245)
Net cash used in financing activities (1)	(48,685)	(85,759)

Effect of exchange rate changes on cash	(1,186)	486

Increase (decrease) in cash and cash equivalents	39,922	(746)
Cash and cash equivalents, beginning of period	75,926	86,120
Cash and cash equivalents, end of period	$ 115,848	$ 85,374

(1)

During the quarter ended December 31, 2016, we adopted Accounting Standards Update No. 2016-09 which addresses, among other items, updates to the presentation of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. We have adopted changes to our condensed consolidated statements of cash flows on a retrospective basis. The impact to net cash provided by operating activities and net cash used in financing activities for the six months ended March 31, 2016 was $14.0 million.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Applications revenues:
Transactional and maintenance	$ 86,013	$ 80,751	$ 170,894	$ 161,734
Professional services	32,640	31,719	66,981	58,845
License	15,684	9,447	31,227	21,479
Total applications revenues	$ 134,337	$ 121,917	$ 269,102	$ 242,058

Scores revenues:
Transactional and maintenance	$ 63,628	$ 59,265	$ 121,880	$ 114,482
Professional services	994	1,112	1,515	1,860
License	811	739	1,420	776
Total scores revenues	$ 65,433	$ 61,116	$ 124,815	$ 117,118

Decision Management Software revenues:
Transactional and maintenance	$ 11,608	$ 10,727	$ 22,135	$ 21,599
Professional services	7,650	6,511	16,331	12,789
License	9,350	6,407	15,595	13,190
Total decision management software revenues	$ 28,608	$ 23,645	$ 54,061	$ 47,578

Total revenues:
Transactional and maintenance	$ 161,249	$ 150,743	$ 314,909	$ 297,815
Professional services	41,284	39,342	84,827	73,494
License	25,845	16,593	48,242	35,445
Total revenues	$ 228,378	$ 206,678	$ 447,978	$ 406,754

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

GAAP net income	$ 25,084	$ 23,116	$ 62,985	$ 42,357
Amortization of intangible assets	3,312	3,507	6,632	7,087
Stock-based compensation expense	14,712	13,600	29,231	28,300
Income tax adjustments	(5,542)	(5,094)	(10,529)	(10,508)
Excess tax benefit	(3,602)	-	(20,863)	-
Non-GAAP net income	$ 33,964	$ 35,129	$ 67,456	$ 67,236

GAAP diluted earnings per share	$ 0.78	$ 0.72	$ 1.94	$ 1.31
Amortization of intangible assets	0.10	0.11	0.20	0.22
Stock-based compensation expense	0.46	0.42	0.90	0.87
Income tax adjustments	(0.17)	(0.16)	(0.32)	(0.32)
Excess tax benefit	(0.11)	-	(0.64)	-
Non-GAAP diluted earnings per share	$ 1.05	$ 1.09	$ 2.08	$ 2.08

Free cash flow
Net cash provided by operating activities	$ 66,418	$ 41,705	$ 99,396	$ 92,334
Capital expenditures	(5,284)	(3,513)	(9,603)	(7,807)
Dividends paid	(620)	(623)	(1,238)	(1,245)
Free cash flow	$ 60,514	$ 37,569	$ 88,555	$ 83,282

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Previous Fiscal 2017 Guidance	Quarter 2, 2017 Impact of ASU 2016- 09	New Fiscal 2017 Guidance

GAAP net income	$ 126	$ 4	$ 130
Amortization of intangible assets	14	-	14
Stock-based compensation expense	56	-	56
Income tax adjustments	(21)	-	(21)
Excess tax benefit	(17)	(4)	(21)
Non-GAAP net income	$ 158	$ -	$ 158

GAAP diluted earnings per share	$ 3.92	$ 0.11	$ 4.03
Amortization of intangible assets	0.43	-	0.43
Stock-based compensation expense	1.75	-	1.75
Income tax adjustments	(0.65)	-	(0.65)
Excess tax benefit	(0.53)	(0.11)	(0.64)
Non-GAAP diluted earnings per share	$ 4.92	$ 0.11	$ 4.92

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com, or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com